                                                                 Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated December 9, 1997 accompanying the consolidated financial statements of Crusader Holding Corporation and Subsidiary contained in Amendment No. 1 to the Registration Statement and Prospectus (File No. 333-42215). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

Philadelphia, Pennsylvania
January 21 , 1998